Exhibit 99.6

Nº 0556909

中华人民共和国台港澳侨投资企业

批准证书

CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

批准号 APPROVAL NUMBER: 商外资 苏府资 字[2013] 0031 号

进出口企业代码 CODE FOR IMPORT AND EXPORT ENTERPRISE: 3200076367992

批准日期 DATE OF APPROVAL: 2013.08.29 二0一三 年 YEAR 月 MONTH 日 DAY

发证日期 DATE OF ISSUE: 2013.08.29 二0一三 年 YEAR 八月 MONTH 日 DAY

发证序号 No. 3200179830

江苏省人民政府

企业名称 NAME OF ENTERPRISE	中文 CHINESE	普得融资租赁(苏州)有限公司		
	英文 ENGLISH	Pride Financial (Suzhou) Co., Ltd.		
企业地址 ADDRESS	吴江经济技术开发区云梨路1688号 Wujiang Yunli Road #1688			
企业类型 TYPE OF BUSINESS	外资企业 Foreign Company		经营年限 DURATION OF OPERATION	叁拾年 30 years
投资总额 TOTAL INVESTMENT	伍仟万美元 $ 50,000,000			
注册资本 REGISTERED CAPITAL	伍仟万美元 $50,000,000			
经营范围 BUSINESS SCOPE	融资租赁业务，租赁业务，向国内外购买租赁财产，租赁财产的残值处理及维修，租赁交易咨询和担保（国家限制和禁止的除外，涉及许可项目的凭许可证经营）。 financing lease business, lease business, purchase lease properties domestic or abroad, the disposal and maintenance of lease properties, lease transaction counsel and guarantee			

投资者名称(中、英文) NAME OF INVESTORS (IN CHINESE AND ENGLISH)	注册地 PLACE OF REGISTRATION	出资额 CAPITAL CONTRIBUTION
中国商务信贷国际投资控股有限公司 CCC International Investment Holding Limited	香港 Hong Kong	出资5000万美元 $50,000,000

Pride Financing Leasing（Suzhou）Co. Ltd
Business License

Register number: 320584400019792
Name: Pride Financing Leasing（Suzhou）Co. Ltd
Address: Wujiang Economic and Technological Development Zone, yunli road,#1688
The legal representative: Huichun Qin
Register capital: $50,000,000
Paid-in capital: $0
Company type: Limited Liability Company
Business scope:  financing leasing, leasing business, purchase of leased properties from domestic or overseas, disposal and maintenance of lease properties, consulting services related to leasing business, lease transaction and guarantee services.

Shareholder: CCC International Investment Holding Limited
Business period : 05.09.2013—04.09.2043
Date of establishment: 05.09.2013